Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Ovid Therapeutics Inc.:

We consent to the use of our report incorporated herein by reference.

/s/ KPMG LLP

New York, New York

May 22, 2017